Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-124341 on Form S-8 of our report dated March 3, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s change in its inventory costing method) appearing in this Annual Report on Form 10-K of Accuride Corporation for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Indianapolis, Indiana

March 6, 2006